NUMBER	UNITS
U-__________

SEE REVERSE FOR CERTAIN DEFINITIONS	SPRING CREEK ACQUISITION CORP.

CUSIP _______

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT
TO PURCHASE ONE ORDINARY SHARE

THIS CERTIFIES THAT

is the owner of	Units.

Each Unit (“Unit”) consists of one (1) ordinary share, par value $.001 per share (“Ordinary Share”), of Spring Creek Acquisition Corp., a Cayman Islands corporation (the “Company”), and one (1) warrant (the “Warrant”). The Warrant entitles the holder to purchase one (1) Ordinary Share for $5.00 per share (subject to adjustment). Each Warrant will become exercisable six months after the Company’s completion of a business combination, and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2013, or earlier upon redemption (the “Expiration Date”). The Ordinary Share and Warrant comprising the Units represented by this certificate are not transferable separately prior to ______________, 2008, subject to earlier separation in the discretion of EarlyBirdCapital, Inc. The terms of the Warrants are governed by a Warrant Agreement, dated as of ____________, 2008, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at [●], and are available to any Warrant holder on written request and without cost.
This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officer.

By
[CORPORATE SEAL]

Chairman of the Board		Secretary

Spring Creek Acquisition Corp.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	_______ Custodian ________
TEN ENT -	as tenants by the entireties		(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common		Act_________________________________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, _________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)
_______________________________________________________
_______________________________________________________
_______________________________________________________Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated _______________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM. PURSUANT TO S.E.C. RULE 17Ad_15)